Exhibit 99.1

National Bank Holdings Corporation Announces
New $50 Million Stock Repurchase Program

Company Release – August 9, 2016

GREENWOOD VILLAGE, Colo., -- (PR Newswire) -- National Bank Holdings Corporation (NYSE: NBHC) announced that its Board of Directors authorized a new program to repurchase up to $50.0 million of the Company’s common stock from time to time either in the open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission.  As of the close of business on August 8, 2016, the Company’s  previously authorized $50.0 million stock repurchase program announced in January 2016 is completed and $26.0 million of authorization remains under the newly announced program.

As of the close of business on August 8, 2016, the Company had outstanding 26,513,250 shares of Class A common stock, excluding 800,582 shares of restricted Class A common stock issued but not yet vested. Since early 2013, the Company has repurchased 26.1 million shares, or 49.8% of its then outstanding shares, at a weighted average price of $19.96 per share.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high-quality client service and committed to shareholder results. National Bank Holdings Corporation operates a network of 91 banking centers located in Colorado, the greater Kansas City region and Texas. Through the Company’s subsidiary, NBH Bank, it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado, and Hillcrest Bank in Texas. More information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors:

Brian Lilly, 720-529-3315

Chief Financial Officer

blilly@nationalbankholdings.com

or

Media:

Whitney Bartelli, 816-298-2203

Chief Marketing Officer

whitney.bartelli@nbhbank.com

Source: National Bank Holdings Corporation